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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 16, 1996 except for Note N, as to which the date is August 19, 1996 with respect to the consolidated financial statements of First USA Paymentech, Inc. included in the Registration Statement (Form S-1 No. 333-15861) and related Prospectus of First USA Paymentech, Inc. for the registration of 7,820,000 shares of its common stock.

                                          /s/ Ernst & Young LLP
                                          -------------------------------------

                                            Ernst & Young LLP

Dallas, Texas

November 18, 1996